As filed with the Securities and Exchange Commission on October 22, 2009
Registration No. 333- 162581

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Reading International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	95-3885184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Citadel Drive Commerce, California 90040 (213) 235-2240
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrzej Matyczynski Chief Financial Officer Reading International, Inc. 500 Citadel Drive Commerce, California 90040 (213) 235-2240
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Dale E. Short TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, California 90067 Telephone: (310) 789-1259 Facsimile: (310) 789-1459

Approximate date of commencement of proposed sale to the public:  From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Reading International, Inc. is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 20, 2009 to correct an error in the date of the consent of the independent registered public accounting firm included as Exhibit 23.1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on October 22, 2009.

READING INTERNATIONAL, INC. By: /s/ James J. Cotter James J. Cotter Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James J. Cotter James J. Cotter	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 22, 2009

/s/ Andrzej Matyczynski Andrzej Matyczynski	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 22, 2009

/s/ * Eric Barr	Director	October 22, 2009

/s/ * James J. Cotter, Jr.	Director	October 22, 2009

/s/ * Margaret Cotter	Director	October 22, 2009

/s/ * William D. Gould	Director	October 22, 2009

/s/ * Edward L. Kane	Director	October 22, 2009

/s/ *	Director	October 22, 2009
Gerald P. Laheney

/s/ *	Director	October 22, 2009
Alfred Villaseñor

*     By: /s/ James J. Cotter
James J. Cotter
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement between Reading International Inc. and one or more underwriters to be named*
4.1
Amended and Restated Articles of Incorporation of Reading International, Inc. (previously filed by the registrant on August 7, 2009 as Exhibit 3.8 to the registrant’s Annual Report on Form 10-K, for the year ended December 31, 2008 and incorporated herein by reference)

4.2
Amended and Restated Bylaws of Reading International, Inc. (previously filed by the registrant on March 25, 2005 as Exhibit 3.6 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

4.3
Form of Class A Non-Voting Common Stock Certificate of Reading International, Inc. (previously filed by the registrant on November 16, 2001 as Exhibit 4.1 to the registrant’s Amendment No. 1 to its registration statement on Form S-4 and incorporated herein by reference)

4.4	Form of Indenture between Reading International, Inc. and one or more trustees to be named**
4.5	Form of Debt Security*
4.6	Form of Warrant Agreement for Class A Non-Voting Common Stock, including form of Warrant*
4.7	Form of Warrant Agreement for Debt Securities, including form of Warrant*
4.8	Form of Unit Certificate*
5.1	Opinion of TroyGould PC**
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Deloitte & Touche, LLP***
23.2	Consent of PricewaterhouseCoopers LLP**
23.3	Consent of KPMG**
23.4	Consent of TroyGould PC (included in Exhibit 5.1)
24.1	Power of Attorney**
25.1	Statement of Eligibility of Trustee on Form T-1*
_____________
*
To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.